UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1500 District Avenue
Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

On February 1, 2024, after considering all strategic alternatives, InVivo Therapeutics Holdings Corp. and its subsidiary InVivo Therapeutics Corporation (together, the “Company”) filed voluntary petitions (the “Voluntary Petitions”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The bankruptcy case is being administered under the caption In re InVivo Therapeutics Holdings Corp., et al. The Company intends to continue to operate as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Code and orders of the Court.

In connection with the Voluntary Petitions, the Company also filed customary motions with the Court seeking approval of continuing business practices and a potential sale of the Company’s assets.

Additional information about the Chapter 11 Cases, including access to Court documents, is available online at https://www.kccllc.net, a website administered by Kurtzman Carson Consultants LLC, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: February 1, 2024	By:	/s/ Richard Toselli
	Name:	Richard Toselli
	Title:	President and Chief Executive Officer